                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      December 10, 2001 (November 29, 2001)

                     ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                      000-20872               41-0518430
(State or other jurisdiction           (Commission            (I.R.S Employer
      of incorporation)               File Number)           Identification No.)

             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

          On November 29, 2001, St. Mary Land & Exploration Company (the
     "Company"), through its wholly-owned subsidiary Nance Petroleum
     Corporation, acquired certain producing and nonproducing oil and gas properties in Montana, North Dakota, Wyoming and Colorado from Choctaw II
     Oil & Gas, LTD ("Choctaw") for a purchase price of $40.6 million in cash after normal purchase price adjustments. The Company utilized cash on hand and a portion of its existing credit facility with Bank of America to fund the acquisition. The transaction was consummated pursuant to Purchase and Sale Agreement dated September 28, 2001, effective as of September 1,
     2001.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

         Financial statements for the acquired properties are not required to be filed with this report.

     (b) Pro forma financial information.

         Pro forma financial statements, which give effect to the acquisition of the acquired properties, are not required to be filed with this report.

     (c) Exhibits.

         The following exhibits are furnished as part of this report:

         Exhibit 10.1* Purchase and Sale Agreement dated September 28, 2001, effective as of September 1, 2001; between Choctaw II
                       Oil & Gas, LTD and Nance Petroleum Corporation

         Exhibit 3.1** Amendments to St. Mary Land & Exploration Company
                       By-Laws adopted July 19, 2001

     ---------------
     *   Filed herewith.
     **  Filed herewith. Such amendments are reflected in the complete Restated
     By-Laws of St. Mary  Land &  Exploration  Company, as amended July 19,
     2001, filed as  Exhibit 3.1  to the registrant's Quarterly Report on Form
     10-Q (File No. 000-20872) for the quarter ended September 30, 2001.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ST. MARY LAND & EXPLORATION COMPANY

Date: December 10, 2001             /s/ MARK A. HELLERSTEIN
                                    -----------------------
                                    Mark A. Hellerstein
                                    President and Chief Executive Officer

Date: December 10, 2001             /s/ RICHARD C. NORRIS
                                    ---------------------

                                    Richard C. Norris
                                    Vice President - Finance,
                                    Treasurer and Secretary